Exhibit 99.1

For Immediate Release

AFFINIA REPORTS RECORD SALES AND GROSS PROFIT

FOR THE SECOND QUARTER OF 2008

ANN ARBOR, MICHIGAN, August 12, 2008 – Affinia Group Inc., a global leader in the on- and off-highway replacement products and service industry, today reported its financial results for the second quarter ended June 30, 2008.

Second Quarter

Net sales were $603 million for the quarter compared to $574 million for the same period in 2007. The increase was primarily the result of a $22 million increase in sales in Commercial Distribution South America products of which $15 million was attributed to favorable foreign exchange. Filtration products sales increased $8 million over the same period in 2007 primarily due to favorable foreign exchange on European Sales. Sales in North America were flat, compared with the same period in 2007, due to weak economic conditions and high fuel costs, which have led to postponed or delayed normal maintenance in the On and Off Highway market segments.

Gross profit for the second quarter was a record $100 million as compared to $97 million for the same period in 2007. Gross margin decreased slightly to 16.6 percent compared with 16.9 percent in the prior year.

Selling, general and administrative expenses were $98 million, an increase of $19 million compared to the same period in 2007. The increase was largely the result of a $16 million increase in restructuring expense, as part of Affinia’s comprehensive restructuring program.

Net loss for the quarter was $18 million compared with net income of $4 million in the second quarter of 2007. The net loss for the quarter includes $25 million of restructuring expense compared with $9 million of restructuring expense in the second quarter of 2007.

“We are pleased to report record sales and gross profit for the quarter. This is encouraging especially as economic factors such as decreased miles driven and escalating raw material and energy costs continue to challenge our company. We have been successful in offsetting these variables by savings achieved through our restructuring efforts and a continued focus on operational expense reductions,” stated Thomas Madden, Affinia’s Chief Financial Officer.

As of June 30, 2008, Affinia had $63 million of cash. Long-term debt outstanding was $597 million, unchanged from March 31, 2008 and no borrowings were outstanding under the Company’s receivables securitization program. Cash from operations improved for the quarter resulting in a use of cash of $7 million compared to a use of cash of $28 million for the same period in 2007. Cash used in investing activities decreased to $2 million for the second quarter of 2008 compared to $5 million for the same period in 2007. At June 30, 2008 the Company continued to be in compliance with all debt covenants.

First Half 2008

For the six months ended June 30, 2008, net sales were $1.13 billion as compared to $1.08 billion for the same period in 2007.

Gross profit was $195 million compared with $191 million for the same period in 2007. Gross margin was 17.3 percent, down slightly from 17.7 percent for the same period in the prior year.

Selling, general and administrative expenses were $175 million, $13 million higher than the first half of 2007. The increase in selling, general and administrative expenses was attributable to an increase in restructuring expenses in the first six months of 2008 compared with the same period in the prior year. Restructuring expenses were $13 million higher for the first six months of 2008 compared with the same period in 2007.

Net loss for the six months ended June 30, 2008 was $15 million which includes restructuring costs of $30 million, compared to net income of $1 million, which includes restructuring costs of $17 million, for the first half of 2007.

Cash from operations significantly improved for the first six months of 2008 resulting in a source of cash of $11 million compared to a use of cash of $25 million for the same period in 2007. Cash used in investing activities remained unchanged at $8 million compared to the prior year.

On a pre-tax basis, Affinia has recorded $130 million in restructuring costs to date. The company continues to expect that its total cash and non-cash costs associated with the comprehensive restructuring plan will be approximately $152 million.

“We continue to expand our global capabilities as we pursue our objective of becoming a world class manufacturer and distributor of on- and off-highway replacement products and services. Our recent announcements regarding our plan to acquire 85 percent of Longkou Haimeng Machining Company Limited in China, the establishment of a greenfield brake manufacturing and distribution facility in Mexico, along with previously announced greenfield operations in Ukraine and India, clearly reinforce and support our globalization and transformation strategy. The addition of these operations will provide us with world-class manufacturing capabilities, while enhancing our market access for growth around the world,” said Terry McCormack, Affinia’s President and Chief Executive Officer.

Conference Call

Affinia will hold a conference call to discuss its second quarter 2008 financial results on Wednesday, August 13, 2008 at 11:00 a.m. Eastern Time. Slides for the conference call will be available from Affinia’s web site: www.affiniagroup.com on Tuesday, August 12, 2008.

To participate in the call, please dial (866) 257-8908 within the United States and Canada or (706) 758-9895 for international callers and reference conference ID # 58560966. A replay of the call will be available shortly after the live broadcast ends. To access the replay, please dial (800) 642-1687 within the United States or (706) 645-9291 for international callers. You will need to reference conference ID # 58560966.

About Affinia

Affinia Group Inc. is a global leader in the on- and off-highway replacement products and service industry. In North America the Affinia family of brands includes WIX® filters, Raybestos® , AIMCO® and BrakePro® brake products, and McQuay-Norris® and Spicer® chassis parts. South American and European brands include Nakata®, Filtron®, Urba® and Quinton Hazell®. For more information, visit www.affiniagroup.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This report includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements may include comments concerning our plans, objectives, goals, strategies, future events, future revenue or performance, capital expenditures, financing needs, plans or intentions relating to acquisitions, business trends and other information that is not historical. When used in this report, the words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts,” or future or conditional verbs, such as “will,” “should,” “could” or “may,” and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements, including, without limitation, management’s examination of historical operating trends and data are based upon our current expectations and various assumptions. Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them. However, there is no assurance that these expectations, beliefs and projections will be achieved. With respect to all forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements contained in this report. Such risks, uncertainties and other important factors include, among others: our substantial leverage; limitations on flexibility in operating our business contained in our debt agreements; pricing and import pressures; the shift in demand from premium to economy products; our dependence on our largest customers; changing distribution channels; increasing costs for manufactured components, raw materials, crude oil and energy; our ability to achieve cost savings from our restructuring; increased costs in imported products from China and other low cost sources; the consolidation of distributors; risks associated with our non-U.S. operations; product liability and customer warranty and recall claims; changes to environmental and automotive safety regulations; risk of impairment to intangibles and goodwill; risk of successful refinancing if required; non-performance by, or insolvency of, our suppliers or our customers; work stoppages or similar difficulties could significantly disrupt our operations, and other labor disputes; challenges to our intellectual property portfolio; and our exposure to a recession. Additionally, there may be other factors that could cause our actual results to differ materially from the forward-looking statements.

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